Exhibit 10.18

                               FIRST AMENDMENT TO
                                 LOAN AGREEMENT



         First Amendment to the Loan Agreement originally dated as of May 30, 1996 by and between BRUNSWICK TECHNOLOGIES, INC., a Maine corporation with a place of business in Brunswick, Maine (the "Borrower" or the "Debtor"), and FLEET BANK OF MAINE, a Maine banking corporation with a place of business in Portland, Maine (the "Lender" or the "Bank").

         1. Reference to Loan Agreement; Background. Reference is made to the Loan Agreement originally dated as of May 30, 1996 (the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement, except to the extent that such meanings may be amended hereby.

         The Borrower desires to increase its existing working capital line of credit with Lender from $1,500,000 to $2,500,000 and to provide its wholly-owned subsidiary, Advanced Textiles, Inc. ("ATI" or "Guarantor"), with access to that credit line. Fleet desires to accommodate the needs of the Borrower and ATI and has therefore agreed to increase the credit line upon certain terms and conditions, including the agreement of ATI to guarantee the obligations of Borrower under the credit line. The parties therefore desire to amend the Loan Agreement to (i) increase the working capital line of credit loan from $1,500,000 to $2,500,000 and (ii) modify certain other provisions of the Loan Agreement as set forth herein. To effectuate the foregoing, the parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree to amend the Loan Agreement, effective as of the date hereof, in the following respects:

         2.       Amendments to Loan Agreement.

         (a) Section 1 of the Loan Agreement is amended by adding thereto the following definition: "Guarantor" means Advanced Textiles, Inc.

         (b) Section 1 of the Loan Agreement is further amended such that for each of the definitions identified below all references to "Borrower" or any variation thereof set forth therein is replaced in each case by the words "Borrower or Guarantor," and "Borrower and Guarantor" and the like, as applicable. The definitions so modified are as follows: "Eligible Accounts Receivable;" "Qualified Accounts;" "Eligible Finished Goods Inventory;" "Eligible Parts Inventory;" "Eligible Raw Materials Inventory;" "Indebtedness;" "Tangible Net Worth" or "Net Worth;" "Total Debt;" and "Total Debt Service."


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         (c) Section 1 of the Loan Agreement is further  amended by deleting the definition of "Term Loan Period" and substituting therefor the following:

             "Term Loan Period" shall mean the period beginning on April 1, 1997 and continuing through November 1, 2004.


         (d) All references to the words, numbers and symbols indicating a dollar amount of "One Million Five Hundred Thousand Dollars ($1,500,000)" in
Section 2 of the Loan Agreement are hereby deleted and the words, numbers and symbols indicating a dollar amount of "Two Million Five Hundred Thousand Dollars ($2,500,000)" substituted therefor. The foregoing is intended to reflect an increase of One Million Dollars ($1,000,000) in the amount available to Borrowers under the Demand Note and other applicable Loan Documents, subject, in all cases to the terms and conditions thereof.

         (e) Section 2.4 of the Loan Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

                  2.4 Revolving Credit Note. The Loans made by Bank pursuant to this Section 2 shall be evidenced by a certain $1,500,000 Demand Note originally dated May 30, 1996 and amended by a First Amendment to Demand Note of even or near even date pursuant to which the principal amount described in the Demand Note is increased by an additional $1,000,000 to a total principal amount of $2,500,000 (the "Revolving Credit Note"). The Loans shall be repaid in accordance with


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         the terms hereof and the terms and  provisions of the Revolving  Credit
         Note, as so amended.

         (f) Section 2.5 of the Loan Agreement is hereby amended by deleting the last sentence of said section as follows: "Appropriate adjustments shall be made for partial prepayments."

         (g) Section 2 of the Loan Agreement is hereby amended by adding the following as new Section 2.12:

                  2.12 Prepayment. At any time that (i) the interest rate on the Loans is a fixed rate and (ii) the Bank in its sole discretion determines that current market conditions can accommodate a prepayment request, the Borrower may prepay the Loans in whole (but not in part) without premium or penalty, except that the parties acknowledge that the Borrower is obligated to pay the Availability Fee set forth in
         Section 2.9 of this Agreement and, for any loan or advance bearing interest at the LIBOR Rate which shall be prepaid in full prior to the end of the applicable LIBOR Interest Period, a Maintenance Fee which shall be calculated in the manner set forth in Section 2.5 of this Agreement.

         (h) Section 3.1(b) of the Loan Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

                           3.1 (b) The Term Loan shall be payable until paid in full in eighty-four (84) consecutive monthly installments of principal, each monthly payment in an amount sufficient to fully amortize the then outstanding principal balance of the Term Loan over the then remaining balance of the Term Loan Period. Principal payments shall be payable on the first day of each month commencing on April 1, 1997 and continuing thereafter on the first day of each month until February 1, 2004, with one final payment of all remaining principal on March 1, 2004, unless earlier paid or


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         required  to be paid in  accordance  with the terms of this  Agreement.
         Interest due in respect of so much of the principal amount of the Term Note evidencing Term Loans as shall have been advanced to the Borrower shall be payable monthly in arrears on the first day of each month, commencing on the first such date after the date hereof and continuing thereafter on the first day of each month until maturity (whether by acceleration or otherwise).

         (i) Section 4 of the Loan Agreement is hereby amended by adding the following as new Section 4.3:

                  4.3 Conditions Precedent to Revolving Credit Loans. The obligation of the Bank to make the Revolving Credit Loans in the amount of $2,500,000 is subject to Bank's receipt of a guarantee from ATI of the obligations of Borrower under the Demand Note, such guarantee to be in form satisfactory to Bank and its counsel.


         (j) Section 5.2 of the Loan Agreement shall be deleted in its entirety.

         (k) Section 6.1 (a) through (c) of the Loan Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

                  6.1  Financial   Statements,   Collateral  Reports,  etc.  The
         Borrower will furnish or cause to be furnished to the Bank:

                           (a) Within one hundred twenty (120) days after the end of each fiscal year of the Borrower audited, consolidated balance sheets of the Borrower and Guarantor as at the end of such year, and the related statements of income and surplus for such year, setting forth figures for the previous fiscal year, all in reasonable detail certified by independent public accountants selected by the Borrower and satisfactory to the Bank.


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                           (b)  Within  forty-five  (45) days of the end of each
         fiscal year quarter, (i) a covenant compliance certificate from Borrower's President or Treasurer certifying as to compliance by
         Borrower   with  all   covenants  of  Borrower   hereunder,   including
         demonstration of compliance with all financial covenants in such detail and form as the Bank may require; and (ii) a certificate by the Borrower's President or Treasurer to the effect that such balance sheets and income statements presented in the previous quarter fairly present the condition of the Borrower at the end of such period and the results of its operations during such period in accordance with accounting procedures that have been applied on a consistent basis with prior interim financial information prepared by the Borrower.

                           (c) Statements signed and certified by a principal officer of the Borrower (or an employee of the Borrower acceptable to Bank) setting forth in reasonable detail, (i) a listing and aging of accounts receivable and all accounts payable, as soon as reasonably possible, and in any event within fifteen (15) days after the end of each month, and (ii) unaudited, consolidated balance sheets, statements of profit and loss and a statement of cash flows for the year to date of Borrower and Guarantor, as soon as reasonably possible, and in any event within thirty (30) days after the end of each month.

         (l) Section 7.11 of the Loan Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

             7.11 Issuance or Sale of Additional Shares, etc. The Borrower and the Guarantor will not directly or indirectly:

                           (a) Sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of any Subsidiary (or options to acquire any such shares).

                           (b) Redeem, repurchase, retire, convert or otherwise acquire for value any of its capital stock (or rights or options to purchase such shares except pursuant to


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         employee stock option plans described in Schedule 5.17 attached hereto)
         or, whether now or hereafter outstanding, except for conversion of its outstanding preferred stock to common stock upon the effectiveness of an initial public offering as provided in the Articles of Incorporation of the Borrower.

         (m) Section 7.16 of the Loan Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

                  7.16 Limitation on Restricted Payments. Borrower and Guarantor shall not declare, make or pay, directly or indirectly, any dividends or other distributions in respect of its corporate stock or security, whether in cash or in kind, or make any other Restricted Payments, except for (i) distributions or dividends paid by Guarantor to Borrower; (ii) payment of accrued distributions and dividends in respect of the preferred stock of the Borrower in accordance with its Articles of Incorporation; and (iii) subsequent to an initial public offering of Borrower's common stock, payment of dividends on or in respect of its common stock, in each case only if at the time of such distribution or dividend, and after giving effect thereto, no Event of Default or Default exists hereunder or under the other Loan Documents, or any event which with notice, the passage of time, or both, would constitute an Event of Default or Default hereunder or thereunder. Borrower and Guarantor shall not pay any salaries, bonuses, or other compensation, direct or indirect, to any officer or stockholder of Borrower or Guarantor in excess of existing compensation levels other than normal and reasonable periodic increases in base compensation and, so long as no Default or Event of Default exists, or any event which with notice, the passage of time, or both, would constitute a Default or Event of Default hereunder, bonuses paid in accordance with historical practices.



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         (n) Section 8 of the Loan  Agreement is hereby  amended by deleting the same in its entirety and substituting therefor the following:

                  SECTION 8.

                  So long as any of the Loans shall remain available to the Borrower, and until the principal of and interest on the Notes and all fees due hereunder shall have been paid in full, the Borrower and Guarantor agree that:

                  8.1 Ratio of Senior Debt to Tangible Net Worth. The Borrower and the Guarantor will not permit their ratio of Senior Debt to Tangible Net Worth determined on a consolidated basis to exceed 1.0 to
         1.0 throughout the term hereof. Compliance with this covenant shall be measured quarterly beginning with the quarter ending December 31, 1996. For purposes of determining compliance with this covenant, Borrower's and Guarantor's Tangible Net Worth shall include all Subordinated Debt.

                  8.2 Debt Service Coverage. Borrower and Guarantor will not permit their Debt Service Coverage to be less than 1.2 to 1.0 determined on a consolidated basis. For purposes of this Agreement, "Debt Service Coverage" shall be determined by dividing (a) Borrower's and Guarantor's net income on a consolidated basis after current taxes but before any deferred income tax expense and after restoring thereto depreciation expense and interest expense, all determined in accordance with GAAP ("Net Cash Flow") by (b) their Annual Debt Service. For purposes of determining compliance with this covenant, "Annual Debt Service" shall mean the current portion of principal and interest paid or payable by Borrower and Guarantor for the applicable period in respect of Indebtedness, all determined in accordance with GAAP. For determining compliance with this covenant, Net Cash Flow shall be divided by Annual Debt Service. Compliance with this covenant will be measured annually beginning on December 31, 1996.

                  8.3 Minimum Net Profits. Borrower and Guarantor shall realize consolidated minimum after tax profits (determined


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         in accordance  with GAAP) of at least $75,000 on a  consolidated  basis for each quarter. Compliance with this covenant shall be measured quarterly throughout the term hereof, beginning on the quarter ending June 30, 1996.

         (o) Section 15 of the Loan Agreement is hereby amended by adding the following as new Section 15.20:

                  15.20  Execution  as Co-Maker.  If after the date hereof,  the
         Bank determines in its sole discretion that it is necessary to have the Guarantor be a co-borrower in lieu of a guarantor, then Bank shall promptly, after it's determination of such necessity, give notice to the Borrower, and the Borrower shall vote (as sole shareholder of Guarantor) to authorize the Guarantor to be a co-borrower and to execute and deliver all documents and instruments necessary or convenient to effectuate the same. Until such time ATI agrees that all negative covenants set forth in this Agreement shall be applicable to it as if it were the "Borrower" identified and a breach of any such covenant shall constitute a default hereunder.

         3. No Default. The Borrower hereby represents and warrants to the Bank that it is in compliance with all of the conditions to lending specified in the Loan Agreement as of the date hereof. Without limiting the generality of the foregoing, the Borrower hereby confirms that except as set forth on Schedule 3 attached hereto the representations and warranties contained in the Loan Agreement (and the information disclosed in the schedules thereto) are true as of the date hereof as if made on such date; that Borrower is in compliance in all respects with all of the terms and provisions of the Loan Agreement and the



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other Loan Documents and Security Documents referred to therein;  and that after giving effect to this Amendment, no event of default specified in the Loan Agreement, or any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default, shall have occurred.

         4.       Miscellaneous.

         (a) This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Except to the extent specifically amended hereby, the terms and provisions of the Loan Agreement and all other Loan Documents are hereby ratified and affirmed in all respects and continue in full force and effect.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Maine and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (c) Borrower hereby represents and warrants that this Amendment has been executed and delivered by duly authorized officers of the Borrower and acknowledges and agrees that it will execute and deliver such additional amendments, agreements and


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documents as the Bank may reasonably require to confirm the foregoing.

         (d) Reference is made to the Security Agreement dated as of May 30, 1996 (the "Security Agreement") by and between the Bank as secured party and Borrower as debtor; the Assignment of Lease (Tenant's Interest) dated as of May 30, 1996 by and between Borrower as Assignor and Bank as Assignee (the "Collateral Assignment"); and the Environmental Compliance and Indemnification Agreement dated as of May 30, 1996 from the Borrower to the Bank (the "Indemnity Agreement"). Borrower acknowledges and agrees that the "Loans", the Revolving Credit Note evidencing the same, as amended, and all other Loan Documents, as amended, constitute "Secured Obligations" for purposes of such Security Agreement and are fully secured by the Collateral described therein in accordance with the terms thereof; and are debts and obligations of Borrower to Bank for purposes of the Collateral Assignment. The Borrower further agrees that the terms and conditions of the Loan Agreement, the Revolving Credit Note, the Security Agreement, the Collateral Assignment and all other Loan Documents and Security Documents, as the same may be amended, are hereby ratified, affirmed and reaffirmed in all respects.



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         (e)  The  Borrower  agrees  to  execute  and  deliver  such  additional agreements, documents and other instruments as the Bank may reasonably request in order to effectuate this Agreement and to confirm the Bank's standing thereof and rights thereunder.

         (f) The Borrower hereby ratifies, affirms, reaffirms and restates as of the date hereof all of the warranties and covenants of the Borrower set forth in the Security Agreement.

         (g) The Guarantor executes this Agreement to evidence its intent to be bound by and comply with all applicable provisions hereof.





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         IN WITNESS WHEREOF, the undersigned have caused this First Amendment to
Loan Agreement to be executed as of the ____ day of December, 1996 by duly authorized officers intending the same to take effect as a sealed instrument.


WITNESS                                       FLEET BANK OF MAINE


______________________________                By:___________________________

                                              Its:__________________________


                                              BRUNSWICK TECHNOLOGIES, INC.

______________________________                By:___________________________

                                              Its:__________________________


                                              ADVANCED TEXTILES, INC.


______________________________                By:___________________________

                                              Its:__________________________




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